Exhibit 99.1

WillScot Mobile Mini Announces Launch of Secondary Offering and
Concurrent Stock Repurchase

PHOENIX, June 22, 2021 – WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini” or the “Company”) (Nasdaq: WSC), a North American leader in modular space and portable storage solutions, today announced the launch of an underwritten, secondary offering (the “Offering”) of 14,000,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”). The Shares are being offered by the Company’s principal shareholder, Sapphire Holding S.à r.l., an entity controlled by TDR Capital (the “Selling Stockholder”). The Selling Stockholder granted the underwriter a 30-day option to purchase up to an additional 2,100,000 shares. The Company is not offering any shares in the Offering and will not receive any of the proceeds from the Offering.

Morgan Stanley is acting as sole underwriter for the Offering.

The Offering is being made pursuant to an effective shelf registration statement, including a base prospectus, that has been filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on March 1, 2021 and is available on the SEC’s website. A preliminary prospectus supplement and the accompanying base prospectus related to the Offering have been filed with the SEC on June 22, 2021. Copies of these documents may be obtained from: Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

In addition, the Company announced that it has entered into a share repurchase agreement with the Selling Stockholder pursuant to which it intends to purchase 3,900,000 shares of Common Stock directly from the Selling Stockholder (the “Share Repurchase”). The price per share to be paid by the Company will be equal to the price per Share paid by the underwriters for the Shares in the Offering. The Company expects to fund the Share Repurchase from borrowings under its ABL Credit Facility. The Share Repurchase is expected to be consummated concurrently with the closing of the Offering. Although the Share Repurchase will be conditioned upon, among other things, the closing of the Offering, the closing of the Offering will not be conditioned upon the closing of the Share Repurchase.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities of the Company in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to the timing and conduct of the Offering, the size and terms of the Offering and the closing of the Offering. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These risks include, without limitation, risks and uncertainties related to market conditions, that the size of the Offering could change or the Offering could be terminated, and the satisfaction of customary closing conditions related to the Offering. Any forward-looking statement speaks only at the date which it is made, and WillScot Mobile Mini disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About WillScot Mobile Mini Holdings Corp.

WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible workspace and portable storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 275 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.

Contact Information

Investor Inquiries:

Nick Girardi

nick.girardi@willscotmobilemini.com

Media Inquiries:

Scott Junk

scott.junk@willscotmobilemini.com